                                                                    EXHIBIT 21.1


Conducts Business
Subsidiary                State of Incorporation   Under the Name
----------                ----------------------  ----------------

BrightStreet.com, Inc.    Delaware                BrightStreet.com

metacat.com, Inc.         Oregon                  metacat.com